United States Securities and Exchange Commission Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

February 23, 2007
(Date of Report)

CPAC, INC.
(Exact name of registrant as specified in its charter)

New York	000-09600	16-0961040
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Leicester Road, P.O. Box 175, Leicester, New York		14481
(Address of principal executive offices)		(Zip Code)

(585) 382-3223
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Effective as of February 23, 2007, CPAC, Inc., a New York corporation (the "Company") entered into the First Amendment (the "First Amendment") to the Agreement and Plan of Merger dated as of December 22, 2006 (the "Merger Agreement") by and among Buckingham CPAC, Inc., a Delaware corporation (the "Parent"), Buckingham CPAC Acquisition Corp., a New York corporation which is a wholly-owned subsidiary of the Parent (the "Acquisition Sub") and the Company. The Parent and the Acquisition Sub are affiliates of Buckingham Capital Partners II, LP. Neither the Company nor any of its affiliates has any material relationship with Buckingham Capital Partners II, LP or its affiliates, other than in respect of the Merger Agreement, as amended, and the transactions contemplated thereby.

The First Amendment amends the Merger Agreement in two respects. First, the First Amendment extends the outside closing date for the merger from April 30, 2007 to May 15, 2007. Second, the First Amendment provides that the closing of the merger must occur within 45 days of the satisfaction or waiver of the conditions to the closing of the merger set forth in the Merger Agreement.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed with this Report as Exhibit 2.1, and is incorporated herein by reference.

Important Information for Shareholders

The Company intends to file a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the proposed merger contemplated by the Merger Agreement, as amended, and to mail the definitive proxy statement to each of its shareholders.

Shareholders of the Company are urged to read the definitive proxy statement when it becomes available, as well as all other relevant documents filed by the Company with the SEC, because they will contain important information about the proposed merger and the parties thereto.

Shareholders may obtain these documents free of charge when they are filed with the SEC, at the website maintained by the SEC at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to CPAC, Inc., Investor Relations, 2364 Leicester Road, P.O. Box 175, Leicester, NY 14481. Telephone: (585) 382-2339.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of these participants in the solicitation, which may be different than those of the Company's shareholders generally, is set forth in the Company's proxy statements and Annual Reports on Form 10-K previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

Item 9.01        Financial Statements and Exhibits.

(d)      Exhibits.

2.1	First Amendment dated February 23, 2007 to the Agreement and Plan of Merger dated as of December 22, 2006 among CPAC, Inc., Buckingham CPAC, Inc. and Buckingham CPAC Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of February 28, 2007	CPAC, INC.

/s/ Thomas N. Hendrickson
Thomas N. Hendrickson President and Chief Executive Officer